Exhibit 10.20.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into as of this 9th day of March, 1999, by and between DMB PROPERTY VENTURES LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MESA AIR GROUP, INC., a Nevada corporation (“Tenant”).

1.	RECITALS:

1.1

DMB Property Ventures Limited Partnership, a Delaware limited partnership (“Landlord”), and Mesa Air Group, Inc., a Nevada corporation (“Tenant”), entered into a Lease Agreement dated October 16, 1998, wherein Landlord leased to Tenant, and Tenant leased from Landlord, Suite #700 in Three Gateway, located at 410 North 44th Street, Phoenix, Arizona (the “Premises”). The Lease Agreement, as amended, is hereinafter referred to as the “Lease”.

1.2	By this First Amendment, the parties desire to further amend the Lease on the terms and conditions hereinafter set forth.

1.3	All capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, state, confirm and agree as follows:

2.	AGREEMENT
2.1	The Commencement Date referenced in Article 1(a) of the Lease is hereby amended to read October 19, 1998.

2.2	Except as amended by this First Amendment, the Lease is hereby ratified and confirmed in its entirety.

LANDLORD: DMB PROPERTY VENTURES LIMITED PARTNERSHIP, a Delaware limited Partnership	ADDRESS: 4201 N. 24th, Suite 120 Phoenix, Arizona 85016
By: DMB G.P., an Arizona corporation By: /s/ James C. Hoselton James C. Hoselton Its: Vice President
TENANT: MESA AIR GROUP, INC. a Nevada corporation By: /s/ Jonathan Ornstein Jonathan Ornstein Its: CEO	ADDRESS: 410 NORTH 44th Street #700 Phoenix, Arizona 85008 (602) 685-4000 Phone (602) 685-4350 Fax